                                                                 Exhibit 99.1
                               I-LINK INCORPORATED

             SUBSCRIPTION CERTIFICATE FOR SERIES N PREFERRED SHARES
                  VOID IF NOT EXERCISED AT OR BEFORE 5:00 P.M.
             (NEW YORK TIME) ON JULY 23, 1999, THE EXPIRATION DATE.

               THIS SUBSCRIPTION CERTIFICATE IS NOT TRANSFERABLE.

CONTROL NUMBER                                         SUBSCRIPTION CERTIFICATE
                                                  REPRESENTING _________ RIGHTS
EXPIRATION DATE:  JULY 23, 1999

                                        SUBSCRIPTION PRICE: $1,000.00 PER SHARE

THIS SUBSCRIPTION CERTIFICATE MAY BE USED TO SUBSCRIBE FOR SHARES. FULL INSTRUCTIONS APPEAR ON THE BACK OF THIS SUBSCRIPTION CERTIFICATE.

REGISTERED OWNER:


The registered owner of this Subscription Certificate, named above, is entitled to the number of Rights to subscribe for Series N Preferred Stock, $10.00 par value per share, of I-Link Incorporated shown above, in the ratio of one share of Series N Preferred Stock for each Right held, pursuant to the Basic Subscription Right and upon the terms and conditions and at the price for each share of Series N Preferred Stock specified in the Prospectus dated [____________] relating thereto. If you subscribe for fewer than all the shares represented by this Subscription Certificate, the Subscription Agent will, upon request, issue a new Subscription Certificate representing the balance of the unsubscribed Rights, provided that the Subscription Agent has received your properly completed and executed Subscription Certificate and payment prior to 5:00 p.m., New York City time, on July 23, 1999. No new Subscription Certificate will be issued after that date.


DATE:  _________________


IMPORTANT:  COMPLETE APPROPRIATE FORM ON REVERSE.

                                                             I-LINK INCORPORATED

                                                   COUNTERSIGNED AND REGISTERED:
                                        AMERICAN STOCK TRANSFER & TRUST COMPANY,
                                           TRANSFER AGENT AND SUBSCRIPTION AGENT
                                                                (New York, N.Y.)
                                                  By:  _________________________
                                                            Authorized Signature

                                                Expiration Date:  July 23, 1999
                   PLEASE COMPLETE ALL APPLICABLE INFORMATION



BY MAIL:                                 BY OVERNIGHT COURIER:                  BY HAND:

American Stock Transfer & Trust Company  American Stock Transfer & Trust        American Stock Transfer & Trust
40 Wall Street                           Company                                Company
New York, New York  10005                40 Wall Street, 46th Floor             40 Wall Street, 46th Floor
                                         New York, New York  10005              New York, New York  10005

TO SUBSCRIBE: I hereby irrevocably subscribe for the number of Shares indicated upon the terms and conditions specified in the Prospectus related hereto, receipt of which is acknowledged.


Please check /X/ below:


/ / A.  Basic Subscription                                      x      $1,000.00            = $
                                     ---------------------         -----------------------    ---------------------
                                      (Rights Exercised)           (Subscription Price)       (Amount Required)

/ / B.  Oversubscription Privilege                              x      $1,000.00            = $
                                     ---------------------         -----------------------    ---------------------
                                      (Rights Exercised)           (Subscription Price)       (Amount Required)


Amount of Check or Money Order Enclosed (total of A + B)                                    = $
                                                                                               ---------------------
Make check payable to the order of "American Stock Transfer & Trust Company, as Subscription Agent"

/ / C. The following Broker-Dealer is hereby designated as having been instrumental in the exercise of the Rights:

                                                         Account #
           ---------------------                                  ---------------------
                                                         Please provide your telephone number:
           ---------------------
           Signature of Subscriber(s)                    Day        (____) ___________________________
                                                         Evening    (____) ___________________________
           ----------------------------------
           Social Security or Taxpayer I.D. Number


The signature(s) must correspond with the name(s) as written upon the face of this Subscription Certificate, in every particular, without alteration.

SIGNATURE GUARANTEED BY:

-----------------------------------------------------------------------------

PROCEEDS FROM THE SALE OF RIGHTS MAY BE SUBJECT TO WITHHOLDING OF U.S. TAXES UNLESS THE HOLDER'S CERTIFIED U.S. TAXPAYER IDENTIFICATION NUMBER (OR CERTIFICATION REGARDING FOREIGN STATUS) IS ON FILE WITH THE SUBSCRIPTION AGENT AND THE HOLDER IS NOT OTHERWISE SUBJECT TO U.S. BACKUP WITHHOLDING.

/ / CHECK HERE IF RIGHTS ARE BEING EXERCISED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY DELIVERED TO THE SUBSCRIPTION AGENT PRIOR TO THE DATE HEREOF AND COMPLETE THE FOLLOWING:

     NAME(S) OF REGISTERED OWNER(S):
                                    ---------------------
     WINDOW TICKET NUMBER (IF ANY):
                                    ---------------------
     DATE OF EXECUTION OF NOTICE OF GUARANTEED DELIVERY:
                                                        ---------------------
     NAME OF INSTITUTION WHICH GUARANTEED DELIVERY:
                                                    ---------------------